Exhibit 99.1
WESTERN ASSET MORTGAGE CAPITAL CORPORATION ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH AG MORTGAGE INVESTMENT TRUST
PASADENA, California, December 5, 2023 – Western Asset Mortgage Capital Corporation (the “Company,” “we,” or “WMC”) (NYSE: WMC) announced today that its stockholders have voted to approve the proposed merger transaction with AG Mortgage Investment Trust, Inc. (“MITT”) (NYSE: MITT) at a special meeting of stockholders of WMC held today.

Approximately 55% of the issued and outstanding shares of WMC common stock entitled to vote at the special meeting of stockholders of WMC voted in favor of the adoption of the previously announced Agreement and Plan of Merger, dated as of August 8, 2023 (the “Merger Agreement”), by and among MITT, AGMIT Merger Sub, LLC, a wholly owned subsidiary of MITT (“Merger Sub”), WMC and, solely for the limited purposes set forth therein, AG REIT Management, LLC (“MITT Manager”), and the approval of the transactions contemplated thereby, including the merger of WMC with and into Merger Sub, with Merger Sub continuing as the surviving entity and a subsidiary of MITT (the “Merger”).

“On behalf of the Board of Directors of WMC, I would like to thank our stockholders for their support of this transaction,” said James Hirschmann, Chairman of the Board of Directors of WMC. “We look forward to working with MITT to successfully complete the Merger,” added Bonnie Wongtrakool, Chief Executive Officer of WMC.

If the Merger is completed, and upon the satisfaction of the conditions set forth in the Merger Agreement, each outstanding share of WMC common stock will be converted into the right to receive: (i) from MITT, 1.498 shares of MITT common stock and (ii) from MITT Manager, the per share portion of a cash payment equal to the lesser of $7,000,000 or approximately 9.9% of the aggregate per share merger consideration. Any difference between $7,000,000 and such smaller amount will be used to benefit the combined company post-closing by offsetting reimbursable expenses that would otherwise be payable to MITT Manager, which will be the manager of the combined company. MITT will pay cash in lieu of any fractional shares of MITT common stock that would otherwise have been received as a result of the Merger.

The Merger is expected to close on December 6, 2023, subject to the satisfaction of the remaining customary closing conditions set forth in the Merger Agreement and discussed in detail in the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2023.

ABOUT WMC

WMC is a real estate investment trust that invests in, finances, and manages a diverse portfolio of assets consisting of Residential Whole Loans, Non-Agency RMBS, and to a lesser extent GSE Risk Transfer Securities, Commercial Loans, Non-Agency CMBS, Agency RMBS, Agency CMBS, and ABS. WMC is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the SEC and a wholly-owned subsidiary of Franklin Resources, Inc.

Forward-Looking Statements

Exhibit 99.1

This document contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. WMC and MITT intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding WMC and MITT include, but are not limited to, statements related to the Merger, including the anticipated timing, benefits and financial and operational impact thereof; other statements of management’s belief, intentions or goals; and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: WMC’s and MITT’s ability to complete the Merger on the proposed terms or on the anticipated timeline, or at all, including the satisfaction of closing conditions to consummate the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of WMC and MITT management from ongoing business operations; failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the Merger, including resulting expense or delay; the risk that WMC’s and MITT’s respective businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; and effects relating to the announcement of the Merger or any further announcements or the consummation of the Merger on the market price of WMC’s and MITT’s common stock. Additional risks and uncertainties related to WMC’s and MITT’s business are included under the headings “Forward-Looking Statements” and “Risk Factors” in WMC’s and MITT’s Annual Report on Form 10-K for the year ended December 31, 2022, WMC’s and MITT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the joint proxy statement/prospectus and in other reports and documents filed by either company with the SEC from time to time. Moreover, other risks and uncertainties of which WMC or MITT are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by WMC or MITT on their respective websites or otherwise. Neither WMC nor MITT undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

Contacts

Investors
Western Asset Mortgage Capital Corporation
Larry Clark
Financial Profiles, Inc.
(310) 622-8223
lclark@finprofiles.com

Exhibit 99.1

Media

Western Asset Mortgage Capital Corporation
Tricia Ross
Financial Profiles, Inc.
(310) 622-8226
tross@finprofiles.com